Exhibit 99.1

INVESTOR RELATIONS CONTACT:

Julie Patterson

Sr. Director of SEC Reporting, StarTek, Inc.

303-262-4587

julie.patterson@startek.com

StarTek, Inc. Appoints New Chief Financial Officer

Lisa Weaver Named SVP, Chief Financial Officer

DENVER, CO — November 2, 2011 - StarTek, Inc. (NYSE:SRT), a leading provider of business process outsourcing services, announced today that Lisa Weaver has been appointed as its new Senior Vice President, Chief Financial Officer and Treasurer.

Ms. Weaver is replacing David Durham who will remain with the Company during a transition period through mid-November.  Ms. Weaver will be a key leader in assisting StarTek’s return to sustained profitability.

Prior to joining StarTek, Ms. Weaver held the position of North America CFO with Recall Corporation, a company that provides document management, data protection and document destruction services globally.  Prior to joining Recall, Ms. Weaver was with ClientLogic and Sitel Corporation for ten years in various finance leadership positions.  Most recently, she was the North America CFO and Global FP&A Leader.   Earlier in her career, Ms. Weaver served in varying roles within manufacturing companies such as Purina and Fruit of The Loom.

“We are fortunate to add someone of Lisa’s background and knowledge,” said Chad Carlson, StarTek’s President and CEO.  “Her experience in the BPO industry and background in the development and implementation of core financial processes to support business intelligence resulting in improved financial performance are ideal for this point in our journey.  She will be an impact player in helping our team return to sustained profitability,” added Carlson.

Mr. Carlson continued, “I would like to thank David Durham for his service to our company.  David has helped StarTek diversify its global footprint and implement many of the systems which are key to our future.  I wish David all the best in his future endeavors.”

About StarTek

StarTek, Inc. (NYSE: SRT) is a leading customer experience expert in the business process outsourcing industry.  Our clients rely on us to ensure a great customer experience resulting in improved customer satisfaction and retention and an increase in revenue and cost efficiencies for our clients.  StarTek has the platforms and the expertise to compete with the largest companies, but we remain small enough to focus on partnering with our clients to develop creative solutions that fit their unique needs.  StarTek’s comprehensive suite of solutions includes sales, order management and provisioning, customer care, technical support, receivables management and retention programs. Our company also offers clients a variety of multi-channel customer interaction capabilities including voice, chat, email, IVR and back- office support. Headquartered in Denver, Colorado, StarTek has delivery centers onshore in North

America, near shore in Costa Rica and Honduras, offshore in the Philippines and virtually through our StarTek@Home workforce. For more information, visit www.StarTek.com or call +1 303.262.4500.

Forward-Looking Statements

The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions.   As described below, such statements are subject to a number of risks and uncertainties that could cause StarTek’s actual results to differ materially from those expressed or implied by any such forward-looking statements. These factors include, but are not limited to, risks relating to our reliance on two significant customers, consolidation by our clients, the concentration of our business in the telecommunications industry, pricing pressure, maximization of capacity utilization, lack of success of our clients’ products and services, consolidation of vendors by our clients, interruptions to the Company’s business due to geopolitical conditions and/or natural disasters, foreign currency exchange risk, lack of minimum purchase requirements in our contracts, ability to hire and retain qualified employees, the timely development of new products or services, failure to implement new technological advancements, increases in labor costs, lack of wide geographic diversity, continuing unfavorable economic conditions, our ability to effectively manage growth, increases in the cost of telephone and data services, unauthorized disclosure of confidential client or client customer information, risks inherent in the operation of business outside of North America, ability of our largest stockholder to affect decisions, stock price volatility, variation in quarterly operating results, inability to renew or replace sources of capital funding and, should we make acquisitions, the effective and timely integration of such acquisitions.  Readers are encouraged to review Item 1A. - Risk Factors and all other disclosures appearing in the Company’s Form 10-K for the year ended December 31, 2010, as well as Item 1A. — Risk Factors and all other disclosures in the Company’s subsequent Form 10-Qs, filed with the Securities and Exchange Commission, for further information on risks and uncertainties that could affect StarTek’s business, financial condition and results of operation.